                                                                     Exhibit 99d


                FMC TECHNOLOGIES AND CONSOLIDATED SUBSIDIARIES
                ----------------------------------------------
                             INDUSTRY SEGMENT DATA
                             ---------------------
                          (Unaudited and in millions)

                                                             Three Months Ended                  Six Months Ended
                                                                   June 30                            June 30
                                                      ------------------------------     ------------------------------
                                                           2001             2000              2001             2000
                                                      -------------    -------------     -------------     ------------
Inbound Orders
--------------

Energy Production Systems                             $       263.8    $       122.2     $       530.6     $      215.9
Energy Processing Systems                                      90.5             95.2             195.8            192.7
                                                      -------------    -------------     -------------     ------------
    Subtotal Energy Systems                                   354.3            217.4             726.4            408.6
FoodTech                                                      121.7            126.0             269.2            300.3
Airport Systems                                                75.6             58.3             177.6            117.4
                                                      -------------    -------------     -------------     ------------
                                                      $       551.6    $       401.7     $     1,173.2     $      826.3
                                                      =============    =============     =============     ============

                                                                   June 30
                                                      ------------------------------
                                                           2001             2000
                                                      -------------    -------------
Backlog
-------

Energy Production Systems                             $       531.6    $       360.7
Energy Processing Systems                                     103.0            129.2
                                                      -------------    -------------
    Subtotal Energy Systems                                   634.6            489.9
FoodTech                                                      116.7            117.1
Airport Systems                                               153.6            121.7
                                                      -------------    -------------
                                                      $       904.9    $       728.7
                                                      =============    =============